Exhibit 10.11

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

           This Third Amendment to the Employment Agreement executed on January 1, 1995, as amended May 29, 1996 and November 1, 1996, between ALAMCO, INC., a Delaware corporation (the "Company"), with its principal offices at 200 West Main Street, Clarksburg, West Virginia 26301, and RICHARD R. HOFFMAN (the "Executive"), is entered into and effective as of January 15, 1997.

           WHEREAS, the Company and the Executive entered into an Employment Agreement effective January 1, 1995, as amended (the "Agreement") which set forth the terms and conditions of employment with the Company; and

           WHEREAS, the parties now desire to amend a certain provision in that Agreement.

           NOW, THEREFORE, by this Third Amendment to the Agreement, the parties hereto, intending to be legally bound, do hereby covenant and agree to amend
Section 8.2 and to restate it as follows:

                8.2 For purposes hereof, the term "Change in Control" shall mean: (A) a change in control of the Company of the nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, on or after the date hereof, any "person" (as such term is under in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of the securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities (determined without regard to any contrac-tual restrictions limiting any stockholder in the exercise of voting rights with respect to voting securities); (B) individuals who constitute the Board on January 15, 1997, (the "Incumbent Board") cease for any reason to constitute at least three-fourths (3/4) of the Board; provided, however, that any individual becoming a director subsequent to January 15, 1997, whose election or nomination for election by the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board, or; (C) Disposition of oil and gas producing assets of the Company to any unrelated third party or parties in one or more transactions during any period of six (6) consecutive calendar months such that the net book value of the Company's oil and gas producing assets as of the last day of any such period is less than fifty percent (50%) of the net book value of the Company's oil and gas producing assets as of the date immediately preceding the first day of such period. The interim financial statements upon which such determinations are based shall be prepared in a manner consistent with the Company's quarterly financial statements and in accordance with generally accepted accounting principles, except that write downs of assets and other required accounting adjustments shall be disregarded for this purpose.

           Except as amended by this Third Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, the parties hereto have hereunto affixed their respective hands and seals the day and year first above written.

ATTEST:

(CORPORATE SEAL)                         ALAMCO, INC.


/s/ Jane Merandi                         By:  /s/ John L. Schwager
----------------------                   -----------------------------
    Secretary                              Its:  President and CEO


                                         EXECUTIVE


                                         /s/ Richard R. Hoffman
                                         -------------------------------